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                                                               EXHIBIT 10.3.1


     RECOGNITION AND RETENTION PLAN
      FOR OFFICERS AND EMPLOYEES OF
       TAPPAN ZEE FINANCIAL, INC.

       (Adopted on March 25, 1996
     Effective as of July 11, 1996)


                AMENDMENT


1. Article V - Effective as of July 11, 1996, the first sentence of section 5.4(a) shall be amended and restated to read in its entirety as follows:

                  Any cash dividends or distributions declared and paid with respect to Shares in the Trust Fund that are, as of the record date for such dividend, allocated to an Eligible Employee in connection with an Award shall be held in the Trust Fund and distributed to such Eligible Employee (with any earnings attributable thereto) at the same time as the related Shares.


2. Article V - Effective as of July 11, 1996, sections 5.7(a)(ii) and (iii) shall be amended to read as follows:

                           (ii) no individual may be granted Awards under the Plan covering in excess of Sixteen Thousand Two Hundred (16,200) Shares;

                           (iii) each Award granted under the Plan shall become vested and distributable as follows:

3    Article VII - Effective as of July 11, 1996, section 7.3 shall be amended by adding the following new subsection "(c)" which shall read in its entirety as follows:

                           (c) Nothing in this section 7.3 shall be deemed to change the otherwise applicable vesting schedule for any Eligible Employee.


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